EXHIBIT 99.1
Luminex Corporation Board of Directors Authorizes Share Repurchase Plan Through November 2011

Austin, Texas, November 17, 2010–Luminex Corporation (Nasdaq: LMNX) today announced that the company’s Board of Directors has authorized the purchase of up to 1,000,000 shares, but not more than $21 million in aggregate purchase price, of the company’s common stock through November 2011.

“We believe that the stock repurchase program announced today represents an appropriate and strategic use of the company’s cash, while retaining sufficient flexibility to fund future expenditures, including acquisition, licensing and partnership opportunities as well as investments in research and development,” commented Patrick J. Balthrop, president and chief executive officer of Luminex.  “The authorization of this share repurchase program reflects the Board’s continued confidence in the company’s financial condition and our ability to grow shareholder value in the future”

Repurchases may be made from time to time at prevailing prices in open market or privately negotiated transactions through November 30, 2011, including pursuant to Rule 10b5-1 trading plans.  The timing and amount of the repurchase transactions under the program will depend on a variety of factors, including the trading price of the stock, market conditions and corporate and regulatory considerations. Funds for the repurchase of shares are expected to come primarily from cash on hand and cash generated from operations.  The Company currently has approximately 42.3 million shares outstanding.

The repurchase program does not obligate the Company to acquire any particular amount of common stock and the repurchase program may be suspended at any time at the Company's discretion.

About Luminex Corporation

Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the diagnostic and life sciences industries. The Company's xMAP® multiplex solutions include an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics markets. The Company's xMAP technology is sold worldwide and is already in use in leading clinical laboratories as well as major pharmaceutical, diagnostic and biotechnology companies.

Further information on Luminex Corporation, call 512.219.8020 or visit www.luminexcorp.com.

Statements made in this release that express Luminex’ or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the appropriate use of Luminex’s cash; flexibility to fund future expenditures and investments; continued confidence in Luminex’s financial condition and ability to grow shareholder value; the expected source of funds for conducting repurchases; and, the likelihood of repurchases occurring.  The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements.  Factors that could cause Luminex’ actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products and technology, the Company's dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company's revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company's strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’ foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex’ Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission.  The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Luminex Investor Contact:
Matt Scalo, Senior Director of Investor Relations
512.219.8020
mscalo@luminexcorp.com

Luminex Corporate Contact:
Harriss T. Currie, Chief Financial Officer and Vice President, Finance
512.219.8020

Source: Luminex Corporation